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           RULES OF THE
           STANLEY WORKS
           SHARESAVE PLAN




           (after proposed amendments)




           August 1999

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                           RULES OF THE STANLEY WORKS

                                 SHARESAVE PLAN

1.       DEFINITIONS

         In these Rules:

1.1      the following words and expressions have the following meanings:

         "Act"                              the Income and Corporation Taxes Act
                                            1988;

         "Associated Company"               an associated company of the Company
                                            within the meaning of Section 187(2)
                                            of the Act;

         "Auditors"                         the auditors for the time being of
                                            the Company;

         "Available Shares"                 in respect of any Date of Invitation
                                            such of the number of the Shares
                                            referred to in Rule 3.1 as being
                                            available for the grant of Options
                                            as the Directors shall determine;

         "Bonus Date"                       the earliest date on which a bonus
                                            becomes payable under the relevant
                                            Savings Contract after payment of 60
                                            Savings Contributions (the "Five
                                            Year Bonus Date");

         "Company"                          the Stanley Works Limited;

         "Contractual Savings Scheme"       the arrangement specified for the
                                            time being by the Directors under
                                            which Savings Contributions are made
                                            by a Participant in accordance with
                                            the Plan, such arrangement being a
                                            certified contractual savings scheme
                                            within the meaning of Section 326 of
                                            the Act which has been approved by
                                            the Commissioners of Inland Revenue
                                            for the purposes of Schedule 9 to
                                            the Act;

         "Control"                          the meaning given to that expression
                                            in Section 840 of the Act;
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         "Date of Grant"                    the date on which the Directors
                                            grant an Option in accordance with
                                            the terms of Rule 2;

         "Date of Invitation"               the date on which any notice is
                                            given pursuant to Rule 2.1;

         "Directors"                        the board of directors for the time
                                            being of the Company or a duly
                                            authorised committee thereof;

         "Eligible Employee"                any person (including a full-time
                                            director) who at any Date of
                                            Invitation is in the employment of
                                            any Participating Company and who is
                                            then chargeable to tax in respect of
                                            such employment under Case I of
                                            Schedule E and who has been in the
                                            employment of any company within the
                                            Group or any company which becomes a
                                            company within the Group for a
                                            continuous period of not less than
                                            90 days ending on the Date of Grant;
                                            or such other person in the
                                            employment of a Participating
                                            Company as the Directors may decide.
                                            For the purposes of this paragraph
                                            "full-time" shall mean having a
                                            normal contractual working week of
                                            25 hours or more, excluding meal
                                            breaks;

         "Employment"                       employment with the Company and/or
                                            any company under the Control of the
                                            Company or with any Jointly-owned
                                            Company and "ceasing to be in
                                            Employment" shall be construed as
                                            ceasing to be employed by all such
                                            companies;

         "Exercise Notice"                  the meaning given to that expression
                                            in Rule 4.3;

         "Exchange Rate"                    the average of the buying and
                                            selling closing Sterling for Dollar
                                            spot rates quoted in the London
                                            edition of the 'Financial Times' on
                                            the last working day preceding the
                                            Date of Invitation or if such paper
                                            is not published or such rate is not
                                            quoted the average Sterling for
                                            Dollar spot rate quoted by the
                                            Company's bankers (being a United
                                            Kingdom Clearing Bank) for the time
                                            being 11.00 a.m. in London;

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         "Group"                            the Company and all its Subsidiaries
                                            and Jointly-owned Companies;

         "Jointly-owned Company"            a company which is:

                                            (a)  not under the Control of any
                                                 single person;   and

                                            (b)  under the Control of two
                                                 persons between them one of
                                                 such persons being the Company;
                                                 and

                                            (c)  not a participating company in
                                                 any other company's group plan
                                                 (as those terms are defined in
                                                 paragraph 1 of Schedule 9 to
                                                 the Act)

                                            and any other company which is under
                                            the Control of a company which meets
                                            the conditions in paragraphs (a),
                                            (b) and (c) above and is not itself
                                            a participating company in any other
                                            company's group plan (as those terms
                                            are defined in paragraph 1 of
                                            Schedule 9 to the Act);

         "Minimum Savings Contribution"     the amount specified by the
                                            Directors from time to time, which
                                            shall be no greater than the amount
                                            for the time being specified by
                                            paragraph 24(2)(b) of Schedule 9 to
                                            the Act and no lower than (pound)10;

         "Option" the right granted or to be granted on any particular Date of Grant to subscribe for or acquire Shares in accordance with the Rules;

         "Option Certificate"               a certificate evidencing an Option
                                            as referred to in Rule 2.9;

         "Option Price"                     the price per Share payable on the
                                            exercise of an Option which on the
                                            Date of Grant shall be the higher
                                            of:

                                            (a)  the par (nominal) value of a
                                                 Share converted to (pound)
                                                 Sterling at the Exchange Rate;
                                                 and

                                            (b)  subject to the provisions of
                                                 Rule 6, an amount determined by
                                                 the Directors being not less
                                                 than 80% of

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                                                 the average of the quotation of
                                                 a Share on the New York Stock
                                                 Exchange as quoted in the
                                                 Financial Times in London for
                                                 the three days prior to the
                                                 Date of Invitation and
                                                 converted to (pound) Sterling
                                                 at the applicable Exchange
                                                 Rate;

         "Parent Company"                   the Stanley Works, 195 Lake Street,
                                            New Britain, Connecticut, 06050,
                                            United States of America;

         "Participant"                      any person (including, where the
                                            context permits, the legal personal
                                            representatives of such a person)
                                            who holds an Option;

         "Participating Company"            the Company and any other company
                                            within the Group which the Directors
                                            have determined shall be a
                                            Participating Company for the
                                            purposes of the Plan provided that
                                            any Jointly-owned Company which
                                            ceases to be a Jointly-owned Company
                                            and which does not then become a
                                            Subsidiary shall cease to be a
                                            Participating Company;

         "Plan" this Plan, being the Stanley Works Sharesave Plan constituted by the Rules;

         "Record Date"                      in relation to any particular
                                            payment of dividend or other right
                                            attaching to Shares the date on
                                            which any shareholder must duly
                                            appear in the register of members of
                                            the Parent Company as such in order
                                            to be entitled to such dividend or
                                            other right;

         "Redundancy"                       redundancy within the meaning of the
                                            Employment Rights Act 1996;

         "Retirement"                       retirement on reaching pensionable
                                            age within the meaning of Schedule
                                            20 to the Social Security Act 1975
                                            or any other age at which a
                                            Participant is bound to retire in
                                            accordance with the terms of his
                                            contract of employment;

         "Rules" these rules together with any amendment thereto effected in accordance with Rule 9;

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         "Savings Contract"                 a savings contract entered into
                                            under a Contractual Savings Scheme;

         "Savings Contract Repayment"       in respect of a Savings Contract an
                                            amount equal to sixty times the
                                            Savings Contribution plus the bonus
                                            payable on the Bonus Date;

         "Savings Contribution"             the amount payable per month by a
                                            Participant by way of contributions
                                            under a Savings Contract in respect
                                            of any Option which amount shall
                                            normally be paid by means of
                                            periodic deductions from the
                                            Participant's remuneration by his
                                            employer and shall be an integral
                                            multiple of (pound)1 and shall be
                                            not less than the Minimum Savings
                                            Contribution;

         "Share" a share in the capital of the Parent Company which complies with the provisions of paragraphs 10 to 14 of
                                            Schedule 9 to the Act;

         "Subsidiary"                       a company which is both under the
                                            Control of the Company and a
                                            subsidiary of the Company within the
                                            meaning of Section 736 of the
                                            Companies Act 1985;

         "Withdrawal Notice"                the meaning given to that expression
                                            by Rule 4.3.

1.2      Where the context so admits

         1.2.1 words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine; and

         1.2.2 any reference to a statute (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

2.       OFFER AND GRANT OF OPTIONS

2.1 At such time as the Directors shall in their absolute discretion determine, they may give notice to each Eligible Employee that he is invited to apply for an Option and such notice shall specify the method by which the Option Price shall be calculated and:

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         2.1.1.   the Option Price;

         2.1.2. the period, being not less than fourteen days nor more than twenty-one days from the Date of Invitation during which he may apply for an Option in accordance with Rule 2.2;

         2.1.3.   the Minimum Savings Contribution in respect of the offer;

         2.1.4. the maximum aggregate Savings Contribution permitted under Rule 3.1 or 3.2; and

         2.1.5. state that the Option will normally be exercisable using the proceeds of a Savings Contract at the Five Year Bonus Date.

2.2 Subject to Rule 2.10, following any notice to an Eligible Employee by the Directors pursuant to Rule 2.1, he may apply for an Option by completing and returning an application in such form (not inconsistent with the provisions of the Plan) as the Directors may from time to time determine. Such form shall specify the Savings Contribution which he wishes to pay and authorise the deduction of the Savings Contribution from his remuneration. It must be accompanied by a signed form of application concerning his entry into a Savings Contract, such form to be in terms acceptable to the body administering the Contractual Savings Scheme.

2.3 Within thirty days following the first of the three dealing days referred to in the definition of Option Price in Rule 1.1 (unless the provisions of Rule 2.4 or 2.5 apply) the Directors shall, in respect of each Eligible Employee who has made a valid application and who remains in the employment of any Participating Company, grant an Option over the number of Shares the aggregate of the Option Prices of which is as nearly as possible equal to, but not in excess of, an amount equal to the Savings Contract Repayment on the relevant Bonus Date relating to the Savings Contribution specified by such person in the application referred to in Rule 2.2.

2.4 If the number of Available Shares is insufficient to enable the Directors to grant an Option to each Eligible Employee who has applied for such in respect of a Savings Contribution equal to the Minimum Savings Contribution the Directors shall grant an Option to each Eligible Employee, who has applied for such and who at the expiry of the application period allowed pursuant to Rule 2.1 was not making Savings Contributions under the Plan, over the number of Shares in respect of which the amount of the aggregate Option Price is as nearly as possible equal to, but not in excess of, an amount equal to the Savings Contract Repayment relating to a Savings Contribution equal to the Minimum Savings Contribution provided that the number of Available Shares is sufficient to enable the grant of Options over that number of Shares to each such Eligible Employee and if the number of Available Shares is insufficient to enable this to be done no Options shall be granted pursuant to notices given by the Directors under Rule 2.1 on the relevant Date of Invitation.

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2.5      If the number of Available Shares is insufficient to enable the
         Directors to grant an Option to each person who has applied for such in respect of a Savings Contribution equal to the Minimum Savings Contribution, either the Directors shall select by ballot the applications in respect of which Options will be granted or no Options shall be granted pursuant to notices given by the Directors under Rule
         2.1 on the relevant Date of Invitation.

2.6 Where Options are granted pursuant to Rule 2.4 or 2.5 the period between the first of the three dealing days referred to in the definition of Option Price and the Date of Grant shall not exceed forty-two days.

2.7      Notwithstanding any provision of any other of these Rules whatsoever:

         2.7.1 the Plan shall not form part of any contract of employment between the Company, the Parent Company, a Subsidiary, a Jointly-owned Company or any Associated Company and any Participant and it shall not confer on any Participant any legal or equitable rights (other than those constituted by the Options themselves) whatsoever against the Company, the Parent Company, a Subsidiary, a Jointly-owned Company or Associated Company directly or indirectly or give rise to any cause of action at law or in equity against the Company, the Parent Company, a Subsidiary, a Jointly-owned Company or any Associated Company;

         2.7.2. the benefits to the Participants under the Plan shall not form part of their wages or remuneration or count as pay or remuneration for pension or other purposes;

         2.7.3 the Grant of Options to a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms and conditions of employment and participation in the Plan shall in no respect whatever affect his pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing) any Participant who ceases to be an employee of any company in the Group or a Jointly-owned Company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and notwithstanding that he may have been dismissed wrongfully or unfairly (within the meaning of the Employment Rights Act 1996).

2.8. An Option shall be personal to the Participant and shall not be assignable and any purported assignment, transfer, charge, disposal or dealing with the rights or interests of the Participant under the Plan shall render the Option void. However, on the death of a Participant, an Option shall be capable of being exercised by his legal personal representatives in accordance with the provisions of Rule 4.

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2.9      As soon as is practicable upon the grant of an Option to a person pursuant to Rules 2.3, 2.4 or 2.5 the Directors shall issue to the said person an Option Certificate evidencing such Option. The Option Certificate shall specify the number of Shares comprised in the Option, the Date of Grant and the Option Price in respect of each such Share and shall be otherwise in such form (not inconsistent with the provisions of the Plan) as the Directors may from time to time determine. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided and on such terms as the Directors may reasonably require.

2.10. No Option shall be granted to any person unless he is an employee of a Participating Company on the Date of Grant or if such person is ineligible to participate in the Plan by virtue of the provisions of paragraph 8 of Schedule 9 to the Act.

3.       LIMITATIONS

3.1. The aggregate of the Savings Contributions being made at any time by a Participant under the Plan and any contributions then being made under certified contractual savings schemes linked to any other savings-related plan or plans approved under Schedule 9 to the Act shall not exceed (pound)250 per month (or such other amount as the Directors may determine and as may be permitted pursuant to paragraph 24 of Schedule 9 to the Act).

3.2 The Directors may decide in respect of any Date of Invitation to impose a lower limit on the maximum Savings Contribution which employees may apply to make.

4        EXERCISE AND LAPSE OF OPTIONS

4.1 An Option shall be capable of being exercised in whole or in part following the earliest of:

         4.1.1. the relevant Bonus Date if the Participant is an employee or director of a Participating Company;

         4.1.2 the relevant Bonus Date if the Participant is an employee or director of a company which is not a Participating Company but which is a company of which the Company has Control;

         4.1.3.   the death of the Participant;

         4.1.4. the Participant ceasing to be in Employment by reason of his Retirement, injury, disability or Redundancy;

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         4.1.5.   the Participant ceasing to be in Employment more than three years from its Date of Grant by reason of retirement on receipt of a pension under any pension scheme of which he is a member in respect of his or her Employment or her pregnancy (and for the purposes of this rule, a Participant ceases to be in employment by reason of pregnancy on the earliest of the date she notifies her employing company of her intention not to return, the last day of the 29th week of her confinement and any other date specified by the terms of her employment with her employing company [or by reason that his Employment is in a company which ceases to be a Jointly-owned Company and does not become a Subsidiary;]

         4.1.6. the Participant ceasing to be in Employment by reason that his Employment is in a company of which the Company ceases to have Control, or it relates to a business or part of a business which is transferred to a person who is not a company of which the Company has Control;

         4.1.7.   the Participant reaching pensionable age within the meaning of
                  Schedule 20 to the Social Security Act 1975 and continuing to be an employee of a Participating Company in which case the right to exercise an Option under this Rule is available for a period of six months following attainment of such age provided that if he does not exercise such Option within the said period of six months he will nevertheless be able to exercise the Option on the next earliest event covered by Rule 4.1;

         4.1.8 the date on which an Option becomes exercisable pursuant to Rule 7 or Rule 8;

         provided that

         (I) no Option shall be capable of being exercised other than at a time when the Participant is in Employment except in the circumstances described in Rules 4.1.3, 4.1.4, 4.1.5 and 4.1.6; and

         (II) no Option shall be capable of being exercised at a time when paragraph 8 of Schedule 9 to the Act would disqualify the Participant from being granted an Option, nor by the personal representatives of a Participant who was so precluded at the date of his death.

4.2 In no event shall an Option be capable of being exercised in respect of a number of Shares the aggregate Option Prices of which exceed the repayment made (including any bonus or interest but excluding the repayment of any contributions the due date for payment of which falls more than one month after the date on which repayment is made) to the Participant under the related Savings Contract.

4.3 An Option shall lapse to the extent that it has not been exercised by the earliest of:

         4.3.1. the expiry of six months from the relevant Bonus Date except where the death of the Participant occurs before the expiry of such period;

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         4.3.2    if the Participant dies before the relevant Bonus Date, the expiry of twelve months from the date of death of the Participant;

         4.3.3 the expiry of twelve months from the relevant Bonus Date where the death of the Participant occurs within six months after the relevant Bonus Date;

         4.3.4 the expiry of six months from the date on which the Participant ceased to be in Employment in the circumstances described in Rules 4.1.4, 4.1.5 or 4.1.6 except where the death of the Participant occurs before the expiry of such period;

         4.3.5 the date on which the Participant ceases to be in Employment for any reason other than death or any of the circumstances described in Rules 4.1.4, 4.1.5 or 4.1.6;

         4.3.6 the Participant's right to continue making the related Savings Contributions lapsing in respect of an Option in accordance with the provisions of the Contractual Savings Scheme before the Participant has made all the Savings Contributions required by the Contractual Savings Scheme unless such Option has already become exercisable under the provisions of this Rule;

         4.3.7 the receipt by the body administering the Contractual Savings Scheme of a Withdrawal Notice in respect of the Savings Contract relative to such Option provided that such Option is not then capable of being exercised;

         4.3.8 the date on which an Option lapses pursuant to Rule 7 or Rule 8.

         The Participant may direct at any time by notice (referred to as a "Withdrawal Notice") given in writing in a form acceptable to the body administering the Contractual Savings Scheme that he wishes such repayment as is then due to him to be made under the Savings Contract relative to any Option and in addition, if such notice is given in respect of the Savings Contract relative to any Option which the Participant then wishes to exercise in whole or in part, notice to that effect shall be given to the Company in such form as the Directors may prescribe (referred to as an "Exercise Notice").

5.       MANNER OF EXERCISE OF OPTIONS

5.1. In order to exercise an Option the Participant shall give to the Company an Exercise Notice stating that the Option is thereby exercised in respect of that number of Shares the aggregate Option Prices of which are as nearly as possible equal to, but not in excess of, the amount specified in the Exercise Notice which must be equal to or less than the repayment due under the related Savings Contract that he wishes to be applied in respect of the exercise of the Option. Such Exercise Notice shall be accompanied by payment (or an authority to obtain

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         such payment from the body administering the Savings Contract) in full of the amount specified.

5.2. Within thirty days after receipt by the Company of the Exercise Notice, Option Certificate and the proceeds of repayment under the Savings Contract specified in the Exercise Notice the Parent Company shall allot or procure the transfer of the appropriate number of shares and the allottee or transferee shall be entered on the register of members of the Parent Company in respect of these Shares. The said Shares shall rank in full for all dividends and other rights to which a right arises by reference to a Record Date falling on or after the date on which the allottee or transferee is entered on the register of members of the Parent Company and shall in all other respects rank pari passu with the other issued Shares of the same class and shall be acquired subject to the Parent Company's articles of association.

5.3. Where an Option is exercised in part, it shall lapse to the extent of the unexercised balance.

5.4. The Company shall ensure that sufficient Shares are always available to satisfy in full all outstanding Options.

6.       VARIATION OF SHARE CAPITAL

In the event of any variation of share capital, capitalisation or rights issue or rights offer or any consolidation, sub-division or reduction of capital or other issue or reorganisation by the Parent Company, the number of Shares subject to any Option and the Option Price for each of those Shares shall be adjusted in such manner as the Auditors shall confirm in writing to be, in their opinion fair and reasonable (except in the case of a capitalisation issue) provided that:

6.1 the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date;

6.2. in the case of an Option which may be satisfied on exercise by the issue of new Shares, the Option Price for a Share is not reduced below its nominal value unless the Directors shall be authorised to capitalise from the reserves of the Parent Company a sum equal to the amount by which the nominal value of each Share in respect of which the Option is exercised exceeds the relevant Option Price and to apply such sum in paying up such amount on such Share, and so that on the exercise of any Option in respect of which such a reduction shall have been made the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid;

6.3 no adjustment shall be made without the prior approval of the Commissioners of Inland Revenue; and
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6.4      following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act.

7.       TAKOEVER OR RECONSTRUCTION

7.1. If any person obtains Control of the Parent Company as a result of making

         7.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Parent Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Parent Company; or

         7.1.2 a general offer to acquire all the shares in the Parent Company which are of the same class as the Shares over which Options have been granted then, subject to Rule 4.3, a Participant will be entitled to exercise his Option within six months following the later of the date on which Control of the Parent Company passes and the date on which the offer becomes unconditional.

7.2 If any person becomes bound or entitled to acquire shares in the Parent Company under the [Connecticut] company law equivalent of Sections 428 to 430F of the Companies Act 1985 then, subject to Rule 4.3, a Participant will be entitled to exercise his Option at any time when that person remains so bound or entitled, on the expiry of which period all outstanding Options shall lapse.

7.3 If as a result of the events specified in Rule 7.1 or 7.3 any company (the "Acquiring Company") has obtained Control of the Parent Company or has become bound or entitled as mentioned in Rule 7.2, a Participant may, with the agreement of the Acquiring Company and during the appropriate period as defined in paragraph 15(2) of Schedule 9 to the Act, release all or part of his rights under the Plan (the "Old Rights") in consideration of the grant to him of rights (the "New Rights") which satisfy the conditions of paragraph 15(3) of the said Schedule, and the New Rights shall be deemed to have been granted at the time when the Old Rights were granted.

7.4 In the application of the Rules to the New Rights, the terms"Parent Company" and "Company" in Rules 5, 6, 7 and 8 shall be taken as referring to the company over whose share capital the New Rights are granted, and the other expressions which are defined in Rule 1 hereof and occur in those Rules shall be interpreted as though the words "Parent Company" and "Company" were so defined.

7.5 For the purposes of this Rule 7 (other than Rule 7.4) a person shall be deemed to have obtained Control of a company if he and others acting in concert with him have together obtained Control of it.

7.6 The exercise of an Option pursuant to the preceding provisions of this Rule shall be subject to the provisions of Rule 5 above.

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7.7      The Directors shall use reasonable endeavours to notify any Participant forthwith of any event of which they have actual notice arising pursuant to this Rule which concerns any Option held by him for the time being.

8.       VOLUNTARY WINDING UP

If a resolution for the voluntary winding up of the Parent Company shall be passed the Directors shall give notice thereof to all Participants and thereupon each Participant shall (subject to Rule 4.3), forthwith and until the expiry of six months from the date on which such resolution was passed, be entitled to exercise any Option then held by him in the manner provided in Rule 5 at the expiry of which period all unexercised Options shall lapse.

9.       ADMINISTRATION AND AMENDMENT

9.1 The Plan shall be administered under the direction of the Directors who may at any time and from time to time by resolution amend the Rules in any respect to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or the Group.

9.2 No amendment shall operate to his disadvantage any rights already acquired by a Participant under the Plan without his consent.

9.3 Notwithstanding Rules 9.1 and 9.2 but subject to Rule 9.4, the Directors may by resolution amend the Plan in any way but only to the extent necessary or desirable:

         9.3.1 to secure or maintain the approval of the Plan by the Commissioners of Inland Revenue under Schedule 9 to the Act; or

         9.3.2 to facilitate the use of such new savings contracts as may from time to time be authorised by the Treasury or other official body as replacement for or alternative to or modification of any Contractual Savings Scheme which is approved by the Commissioners of Inland Revenue for the purposes of Schedule 9 to the Act.

9.4 No amendment shall have effect until it has been approved by the Commissioners of Inland Revenue.

9.5 Subject as herein otherwise expressly provided the Directors' decision on any matter concerning the Plan shall be final and binding.

9.6 The costs of the operation of the Plan (including but not limited to any costs relating to the issue of Shares upon the exercise of Options) shall be borne by the Company.

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9.7      In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1996 shall not apply hereto.

9.8. All notices under the Plan shall be in writing and, if to the Company, shall be either delivered in person to the Company Secretary or sent to the Company's registered office for the time being (or to such other address as the Directors may from time to time specify) and, if to a Participant, shall be delivered personally to him at his place of work or sent by first-class post to the Participant at the address which he shall give in writing to the Company for this purpose, or, failing any such address, his last known place of abode. All notices to the Company, however sent, shall be deemed to be served only upon actual receipt thereof by the Company Secretary or (as the case may be) at the appropriate address as determined above. Notices to the Participant shall, if delivered personally to him at his place of work, be deemed to be served upon such delivery and, if sent by first-class post to the appropriate address as determined above, shall be deemed to be served forty-eight hours after the posting to such address of a properly addressed and prepaid envelope containing such notice.

9.9 The Plan and Options granted under it shall be governed by and construed in accordance with English Law (except where otherwise stated) and all disputes shall be referred for resolution to the courts of England.

10.      TERMINATION

The Directors may at any time resolve to cease making further offers of participation under the Plan but in such event the subsisting rights of Participants will not thereby be affected.


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